Exhibit 99.1

EPR Properties Reports Second Quarter 2024 Results

Kansas City, MO, July 31, 2024 -- EPR Properties (NYSE:EPR) today announced operating results for the second quarter ended June 30, 2024 (dollars in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total revenue	$173,095	$172,907	$340,327	$344,303
Net income available to common shareholders	39,062	7,560	95,739	59,184
Net income available to common shareholders per diluted common share	0.51	0.10	1.26	0.78
Funds From Operations as adjusted (FFOAA)(1)	93,515	97,792	179,238	193,798
FFOAA per diluted common share (1)	1.22	1.28	2.34	2.53
Adjusted Funds From Operations (AFFO)(1)	92,286	100,101	177,961	198,835
AFFO per diluted common share (1)	1.20	1.31	2.33	2.60

Note: Each of the measures above include deferred rent and interest collections from cash basis customers that were recognized as revenue of $7.3 million for the three months ended June 30, 2023 and $0.6 million and $13.8 million for the six months ended June 30, 2024 and 2023, respectively.
(1) A non-GAAP financial measure.
Second Quarter Company Headlines
•Executes on Investment Pipeline - During the second quarter of 2024, the Company's investment spending totaled $46.9 million, bringing year-to-date investment spending to $132.7 million. Additionally, the Company has committed approximately $180.0 million for experiential development and redevelopment projects, which is expected to be funded over the next two years.
•Strong Liquidity Position - As of June 30, 2024, the Company had cash on hand of $33.7 million, no borrowings on its $1.0 billion unsecured revolving credit facility and a consolidated debt profile that is all at fixed interest rates with only $136.6 million maturing in 2024.
•Updates 2024 Guidance - The Company is confirming FFOAA per diluted common share guidance for 2024 of $4.76 to $4.96, representing an increase of 3.2% at the midpoint over 2023 after excluding the impact from both years of out-of-period deferred rent and interest collections from cash-basis customers included in income. The Company is also confirming investment spending guidance for 2024 of $200.0 million to $300.0 million and updating disposition proceeds guidance to $60.0 million to $75.0 million from $50.0 million to $75.0 million. Additional earnings guidance detail can be found on page 24 in the Company's supplemental information package available in the Investor Center of the Company's website located at https://investors.eprkc.com/earnings-supplementals.

“We were pleased to deliver a quarter that demonstrated our continued positive momentum,” stated Company Chairman and CEO Greg Silvers. “Demand for our tenant categories broadly remains strong, as evidenced by our sustained rent coverage. Consumers prioritize spending on experiences, and we look forward to the anticipated increase in box office as the number of major releases grows. Year-to-date we have deployed more than $132.0 million in capital toward compelling experiential projects, and we maintain an active pipeline of opportunities. We are reaffirming our outlook for the year and will continue to selectively grow our experiential portfolio, supported by our strong balance sheet and liquidity position.”

Investment Update
The Company's investment spending during the three months ended June 30, 2024 totaled $46.9 million, bringing the total investment spending for the six months ended June 30, 2024 to $132.7 million. Investment spending for the quarter was primarily related to experiential build-to-suit development and redevelopment projects.

As of June 30, 2024, the Company has committed approximately $180.0 million in additional spending for experiential development and redevelopment projects, which is expected to be funded over the next two years. The Company will continue to be more selective in making investments, utilizing cash on hand, excess cash flow, disposition proceeds and borrowings under our line of credit, until such time as the Company's cost of capital improves.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility. The Company had $33.7 million of cash on hand at quarter-end, no borrowings on its $1.0 billion unsecured revolving credit facility and a consolidated debt profile that is all at fixed interest rates with only $136.6 million maturing in 2024.

Capital Recycling
During the second quarter of 2024, the Company completed the sale of four theatre properties for net proceeds totaling $10.3 million and recognized a net gain on sale of $1.5 million for the quarter. Disposition proceeds totaled $56.5 million for the six months ended June 30, 2024.

Portfolio Update
The Company's total assets were $5.6 billion (after accumulated depreciation of approximately $1.5 billion) and total investments (a non-GAAP financial measure) were $6.9 billion at June 30, 2024, with Experiential investments totaling $6.4 billion, or 93%, and Education investments totaling $0.5 billion, or 7%.

The Company's Experiential portfolio (excluding property under development and undeveloped land inventory) consisted of the following property types (owned or financed) at June 30, 2024:
•161 theatre properties;
•58 eat & play properties (including seven theatres located in entertainment districts);
•24 attraction properties;
•11 ski properties;
•seven experiential lodging properties;
•21 fitness & wellness properties;
•one gaming property; and
•one cultural property.

As of June 30, 2024, the Company's owned Experiential portfolio consisted of approximately 19.6 million square feet, which includes 0.4 million square feet of properties the Company intends to sell. The Experiential portfolio, excluding the properties the Company intends to sell, was 99% leased and included a total of $59.1 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at June 30, 2024:
•61 early childhood education center properties; and
•nine private school properties.

As of June 30, 2024, the Company's owned Education portfolio consisted of approximately 1.3 million square feet, which includes 39 thousand square feet of properties the Company intends to sell. The Education portfolio, excluding the properties the Company intends to sell, was 100% leased.

The combined owned portfolio consisted of 20.9 million square feet and was 99% leased excluding the 0.4 million square feet of properties the Company intends to sell.

Dividend Information
The Company declared regular monthly cash dividends during the second quarter of 2024 totaling $0.855 per common share, which represents an annualized dividend of $3.42 per common share, an increase of 3.6% over the prior year's annualized dividend (based on the monthly dividend at the end of the prior year).

Additionally, the Company declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on both the Company's 5.75% Series C cumulative convertible preferred shares and Series G cumulative redeemable preferred shares and $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares.

2024 Guidance
(Dollars in millions, except per share data):

	Current			Prior
Net income available to common shareholders per diluted common share	$2.58	to	$2.78	$2.68	to	$2.88
FFOAA per diluted common share	$4.76	to	$4.96	$4.76	to	$4.96
Investment spending	$200.0	to	$300.0	$200.0	to	$300.0
Disposition proceeds	$60.0	to	$75.0	$50.0	to	$75.0

The Company is confirming its 2024 earnings guidance for FFOAA per diluted common share of $4.76 to $4.96, representing an increase of 3.2% at the midpoint over 2023 after excluding the impact from both years of out-of-period deferred rent and interest collections from cash-basis customers included in income. The 2024 guidance for FFOAA per diluted common share is based on a FFO per diluted common share range of $4.70 to $4.90 adjusted for retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, and deferred income tax expense. FFO per diluted common share for 2024 is based on a net income available to common shareholders per diluted common share range of $2.58 to $2.78 plus estimated real estate depreciation and amortization of $2.14, impairment charges of $0.16 and allocated share of joint venture depreciation of $0.13, less estimated gain on sale of real estate of $0.26 and the impact of Series C and Series E dilution of $0.05 (in accordance with the NAREIT definition of FFO).

Additional earnings guidance detail can be found in the Company's supplemental information package available in the Investor Center of the Company's website located at https://investors.eprkc.com/earnings-supplementals.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on August 1, 2024 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the audio-only call, visit the Webcasts page for the link to register and receive dial-in information and a PIN providing access to the live call. It is recommended that you join 10 minutes prior to the start of the event (although you may register and dial-in at any time during the call).

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly Supplemental
The Company's supplemental information package for the second quarter and six months ended June 30, 2024 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Rental revenue	$145,093	$151,870	$287,374	$303,461
Other income	14,418	10,124	26,455	19,457
Mortgage and other financing income	13,584	10,913	26,498	21,385
Total revenue	173,095	172,907	340,327	344,303
Property operating expense	14,427	13,972	29,347	28,127
Other expense	14,833	9,161	27,809	18,111
General and administrative expense	12,020	15,248	25,928	29,213
Retirement and severance expense	—	547	1,836	547
Transaction costs	199	36	200	306
Provision (benefit) for credit losses, net	404	(275)	3,141	312
Impairment charges	11,812	43,785	11,812	43,785
Depreciation and amortization	41,474	43,705	81,943	84,909
Total operating expenses	95,169	126,179	182,016	205,310
Gain (loss) on sale of real estate	1,459	(575)	19,408	(1,135)
Income from operations	79,385	46,153	177,719	137,858
Interest expense, net	32,820	31,591	64,471	63,313
Equity in loss from joint ventures	906	615	4,533	2,600
Income before income taxes	45,659	13,947	108,715	71,945
Income tax expense	557	347	904	688
Net income	$45,102	$13,600	$107,811	$71,257
Preferred dividend requirements	6,040	6,040	12,072	12,073
Net income available to common shareholders of EPR Properties	$39,062	$7,560	$95,739	$59,184
Net income available to common shareholders of EPR Properties per share:
Basic	$0.52	$0.10	$1.27	$0.79

Diluted	$0.51	$0.10	$1.26	$0.78
Shares used for computation (in thousands):
Basic	75,689	75,297	75,543	75,191
Diluted	76,022	75,715	75,861	75,571

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	June 30, 2024	December 31, 2023
Assets
Real estate investments, net of accumulated depreciation of $1,504,427 and $1,435,683 at June 30, 2024 and December 31, 2023, respectively	$4,566,482	$4,537,359
Land held for development	20,168	20,168
Property under development	59,092	131,265
Operating lease right-of-use assets	179,260	186,628
Mortgage notes and related accrued interest receivable, net	593,084	569,768
Investment in joint ventures	45,406	49,754
Cash and cash equivalents	33,731	78,079
Restricted cash	2,958	2,902
Accounts receivable	75,493	63,655
Other assets	69,693	61,307
Total assets	$5,645,367	$5,700,885
Liabilities and Equity
Accounts payable and accrued liabilities	$63,441	$94,927
Operating lease liabilities	219,004	226,961
Dividends payable	29,397	31,307
Unearned rents and interest	89,700	77,440
Debt	2,819,029	2,816,095
Total liabilities	3,220,571	3,246,730
Total equity	$2,424,796	$2,454,155
Total liabilities and equity	$5,645,367	$5,700,885

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, costs associated with loan refinancing or payoff, preferred share redemption costs and impairment of operating lease right-of-use assets and subtracting sale participation income, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization and share-based compensation expense to management and Trustees; and subtracting amortization of above and below market leases, net and tenant allowances, maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO for the three and six months ended June 30, 2024 and 2023 and reconciles such measures to net income available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
FFO:
Net income available to common shareholders of EPR Properties	$39,062	$7,560	$95,739	$59,184
(Gain) loss on sale of real estate	(1,459)	575	(19,408)	1,135
Impairment of real estate investments, net	11,812	43,785	11,812	43,785
Real estate depreciation and amortization	41,289	43,494	81,571	84,494
Allocated share of joint venture depreciation	2,457	2,162	4,873	4,217
FFO available to common shareholders of EPR Properties	$93,161	$97,576	$174,587	$192,815

FFO available to common shareholders of EPR Properties	$93,161	$97,576	$174,587	$192,815
Add: Preferred dividends for Series C preferred shares	1,938	1,938	3,876	3,876
Add: Preferred dividends for Series E preferred shares	1,938	1,938	3,876	3,876
Diluted FFO available to common shareholders of EPR Properties	$97,037	$101,452	$182,339	$200,567

FFOAA:
FFO available to common shareholders of EPR Properties	$93,161	$97,576	$174,587	$192,815
Retirement and severance expense	—	547	1,836	547
Transaction costs	199	36	200	306
Provision (benefit) for credit losses, net	404	(275)	3,141	312
Deferred income tax benefit	(249)	(92)	(526)	(182)
FFOAA available to common shareholders of EPR Properties	$93,515	$97,792	$179,238	$193,798

FFOAA available to common shareholders of EPR Properties	$93,515	$97,792	$179,238	$193,798
Add: Preferred dividends for Series C preferred shares	1,938	1,938	3,876	3,876
Add: Preferred dividends for Series E preferred shares	1,938	1,938	3,876	3,876
Diluted FFOAA available to common shareholders of EPR Properties	$97,391	$101,668	$186,990	$201,550

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
AFFO:
FFOAA available to common shareholders of EPR Properties	$93,515	$97,792	$179,238	$193,798
Non-real estate depreciation and amortization	185	211	372	415
Deferred financing fees amortization	2,234	2,150	4,446	4,279
Share-based compensation expense to management and trustees	3,538	4,477	7,230	8,799
Amortization of above and below market leases, net and tenant allowances	(84)	(185)	(168)	(274)
Maintenance capital expenditures (1)	(1,321)	(3,455)	(2,876)	(5,631)
Straight-lined rental revenue	(5,251)	(1,149)	(8,921)	(3,254)
Straight-lined ground sublease expense	25	401	57	966
Non-cash portion of mortgage and other financing income	(555)	(141)	(1,417)	(263)
AFFO available to common shareholders of EPR Properties	$92,286	$100,101	$177,961	$198,835

AFFO available to common shareholders of EPR Properties	$92,286	$100,101	$177,961	$198,835
Add: Preferred dividends for Series C preferred shares	1,938	1,938	3,876	3,876
Add: Preferred dividends for Series E preferred shares	1,938	1,938	3,876	3,876
Diluted AFFO available to common shareholders of EPR Properties	$96,162	$103,977	$185,713	$206,587

FFO per common share:
Basic	$1.23	$1.30	$2.31	$2.56
Diluted	1.21	1.27	2.28	2.52
FFOAA per common share:
Basic	$1.24	$1.30	$2.37	$2.58
Diluted	1.22	1.28	2.34	2.53
AFFO per common share:
Basic	$1.22	$1.33	$2.36	$2.64
Diluted	1.20	1.31	2.33	2.60
Shares used for computation (in thousands):
Basic	75,689	75,297	75,543	75,191
Diluted	76,022	75,715	75,861	75,571

Weighted average shares outstanding-diluted EPS	76,022	75,715	75,861	75,571
Effect of dilutive Series C preferred shares	2,310	2,279	2,306	2,276
Effect of dilutive Series E preferred shares	1,664	1,663	1,663	1,663
Adjusted weighted average shares outstanding-diluted Series C and Series E	79,996	79,657	79,830	79,510
Other financial information:
Dividends per common share	$0.8550	$0.8250	$1.6900	$1.6500

(1) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO, FFOAA and AFFO per share for the three and six months ended June 30, 2024 and 2023. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO, FFOAA and AFFO per share for those periods.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net, and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets Ratio
Net Debt to Gross Assets Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating the Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from dispositions of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure because it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and because it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding sale participation income, gain on insurance recovery, retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, impairment losses on operating lease right-of-use assets and prepayment fees.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDAre Ratio
Net Debt to Adjusted EBITDAre Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating the Net Debt to Adjusted EBITDAre Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets Ratio, EBITDAre, Adjusted EBITDAre and Net Debt to Adjusted EBITDAre Ratio (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands except ratios):

	June 30,
	2024	2023
Net Debt:
Debt	$2,819,029	$2,813,007
Deferred financing costs, net	22,200	28,222
Cash and cash equivalents	(33,731)	(99,711)
Net Debt	$2,807,498	$2,741,518

Gross Assets:
Total Assets	$5,645,367	$5,703,564
Accumulated depreciation	1,504,427	1,369,790
Cash and cash equivalents	(33,731)	(99,711)
Gross Assets	$7,116,063	$6,973,643

Debt to Total Assets Ratio	50%	49%
Net Debt to Gross Assets Ratio	39%	39%

	Three Months Ended June 30,
	2024	2023
EBITDAre and Adjusted EBITDAre:
Net income	$45,102	$13,600
Interest expense, net	32,820	31,591
Income tax expense	557	347
Depreciation and amortization	41,474	43,705
(Gain) loss on sale of real estate	(1,459)	575
Impairment of real estate investments, net	11,812	43,785
Allocated share of joint venture depreciation	2,457	2,162
Allocated share of joint venture interest expense	2,310	2,172
EBITDAre	$135,073	$137,937

Retirement and severance expense	—	547
Transaction costs	199	36
Provision (benefit) for credit losses, net	404	(275)
Adjusted EBITDAre	$135,676	$138,245

Adjusted EBITDAre (annualized) (1)	$542,704	$552,980

Net Debt/Adjusted EBITDAre Ratio	5.2	5.0

(1) Adjusted EBITDA for the quarter is multiplied by four to calculate an annualized amount but does not include the annualization of investments put in service, acquired or disposed of during the quarter, as well as the potential earnings on property under development, the annualization of percentage rent and participating interest and adjustments for other items. See detailed calculation and reconciliation of Annualized Adjusted EBITDAre and Net Debt/Annualized EBITDAre ratio that includes these adjustments in the Company's Supplemental Operating and Financial Data for the quarter and six months ended June 30, 2024.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable and related accrued interest receivable, net, investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total assets (computed in accordance with GAAP) to total investments is included in the following table (unaudited, in thousands):

	June 30, 2024	December 31, 2023
Total assets	$5,645,367	$5,700,885
Operating lease right-of-use assets	(179,260)	(186,628)
Cash and cash equivalents	(33,731)	(78,079)
Restricted cash	(2,958)	(2,902)
Accounts receivable	(75,493)	(63,655)
Add: accumulated depreciation on real estate investments	1,504,427	1,435,683
Add: accumulated amortization on intangible assets (1)	31,051	30,589
Prepaid expenses and other current assets (1)	(32,188)	(22,718)
Total investments	$6,857,215	$6,813,175

Total Investments:
Real estate investments, net of accumulated depreciation	$4,566,482	$4,537,359
Add back accumulated depreciation on real estate investments	1,504,427	1,435,683
Land held for development	20,168	20,168
Property under development	59,092	131,265
Mortgage notes and related accrued interest receivable, net	593,084	569,768
Investment in joint ventures	45,406	49,754
Intangible assets, gross (1)	64,620	65,299
Notes receivable and related accrued interest receivable, net (1)	3,936	3,879
Total investments	$6,857,215	$6,813,175

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	June 30, 2024	December 31, 2023
Intangible assets, gross	$64,620	$65,299
Less: accumulated amortization on intangible assets	(31,051)	(30,589)
Notes receivable and related accrued interest receivable, net	3,936	3,879
Prepaid expenses and other current assets	32,188	22,718
Total other assets	$69,693	$61,307

About EPR Properties
EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues that create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.6 billion (after accumulated depreciation of approximately $1.5 billion) across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 816-472-1700
www.eprkc.com